UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2021

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 8, 2021, Mohawk Group Holdings, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Securities Purchase Agreement”) with High Trail Investments SA LLC (“High Trail SA”) and High Trail Investments ON LLC (“High Trail ON” and, together with High Trail SA, the “Investors”), pursuant to which, among other things, the Company agreed to issue and sell to the Investors, in a private placement transaction (the “Private Placement”), (i) senior secured promissory notes in an aggregate principal amount of $110,000,000 (the “Notes”) that will accrue interest at a rate of 8% per annum and mature on April 8, 2024, and (ii) warrants (the “Warrants” and each, a “Warrant”) to purchase up to an aggregate of 2,259,166 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) in exchange for: (a) a cash payment by the Investors to the Company of $57.7 million, (b) that certain senior secured promissory note in an aggregate original principal amount of $43.0 million issued by the Company to High Trail SA in December 2020 (as amended, the “2020 Note”), and (c) that certain senior secured promissory note in an aggregate original principal amount of $16.5 million issued by the Company to High Trail ON in February 2021 (as amended, the “2021 Note”). As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021, the issuances of shares of Common Stock pursuant to the Notes and Warrants in the Private Placement were previously approved by the stockholders of the Company at a Special Meeting of the Stockholders held on April 1, 2021.

The Company used $14.8 million of the net proceeds from the Private Placement to repay all amounts owed under that certain Amended and Restated Credit and Security Agreement, dated as of November 23, 2018, with MidCap Funding X Trust as agent and the lenders party thereto (the “Lenders”), as amended (the “Terminated Credit Agreement”) on April 8, 2021. The Company expects to use the remaining proceeds from the Private Placement for potential acquisitions, working capital and general corporate purposes.

The Notes are a senior secured obligation of the Company and rank senior to all indebtedness of the Company. The Notes do not have any amortization payments.

The Company may redeem all (but not less than all) of each Note at a price of 110% of the then-outstanding principal amount if the Note is redeemed prior to April 8, 2022, 108% of the then-outstanding principal amount if the Note is redeemed on or after April 8, 2022 but prior to April 8, 2023 and 104% of the then-outstanding principal amount if the Note is redeemed on or after April 8, 2023. Subject to certain exceptions, upon the completion of any equity financing, the Investors may elect to require the Company to redeem (at par) a principal amount of the Notes. If the Investors require the Company to redeem the Notes upon the completion of an equity financing, the aggregate principal amount of the Notes that the Company will redeem will be equal to no less than the greater of (i) 20% of the net proceeds of such equity financing, excluding net proceeds that will be used to make acquisitions, if any, and (ii) 5% of the net proceeds of such equity financing, in each case with an aggregate cap under all of the Notes of $5.5 million per financing.

The Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants that (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the ability of the Company and its subsidiaries from making certain investments, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions, subject to exceptions for specified subsidiaries of the Company, (iv) require the Company and its subsidiaries to maintain specified earnings, and (v) require the Company and certain specified subsidiaries to maintain minimum amounts of cash on hand. If an event of default under the Notes occurs, the Investors can elect to redeem the Notes for cash equal to 115% of the then-outstanding principal amount of the Notes, plus accrued and unpaid interest, which accrues at a rate per annum equal to 15% from the date of a default or event of default (the “Event of Default Acceleration Amount”). If the Company fails to pay the Event of Default Acceleration Amount in cash, then the Investors may elect to redeem the Notes and receive the unpaid portion of the Event of Default Acceleration Amount entirely or partially in shares of Common Stock. The price for any shares issued to pay such Event of Default Acceleration Amount will be equal to 80% of the lesser of (i) the daily volume weighted average price (“VWAP”) on the date the Investors deliver notice of its election to redeem the Notes for shares of Common Stock (the “Event of Default Stock Payment Date”), and (ii) the average of the lowest two daily VWAPs during the ten trading day period ending on such Event of Default Stock Payment Date. The Investors also have the option of requiring the Company to redeem the Notes if the Company undergoes a fundamental change for 105% of the then-outstanding principal amount of the Notes plus any accrued and unpaid interest thereon.

Until the later of (i) October 8, 2022, and (ii) the date the Notes are fully repaid, the Investors will, subject to certain exceptions, have the right to participate for up to 40% of any debt, preferred stock or equity-linked financing of the Company or its subsidiaries and up to 10% of any Common Stock equity financing of the Company or its subsidiaries.

Each Warrant has an exercise price of $31.74 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, is immediately exercisable, has a term of five years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant (the “Warrant Shares”), in which case the Warrant shall also be exercisable on a cashless exercise basis at the Investor’s election. The Warrants include a provision that gives the Company the right to require the Investors to exercise the Warrants if the price of the Common Stock exceeds 200% of the exercise price of the Warrants for 20 consecutive trading days and certain other conditions are satisfied.

The Notes and the Warrants provide that in no event will the number of shares of Common Stock issued pursuant to the Notes or exercise of the Warrants result in the Investors’ beneficial ownership exceeding 9.99% of the Company’s shares outstanding at the time of conversion or exercise, as applicable (which percentage may be decreased or increased by the Investor, but to no greater than 9.99%, and provided that any increase will not be effective until the sixty-first (61st) day after notice of such request by the Investors to increase its beneficial ownership limit has been delivered to the Company).

The Securities Purchase Agreement also contains customary representations and warranties of the Company and the Investors. There is no material relationship between the Company or its affiliates and the Investors other than in respect of the Securities Purchase Agreement, the Notes and the Warrants and in connection with the December Securities Purchase Agreement (as defined below), the 2020 Note, the February Securities Purchase Agreement (as defined below), the 2021 Note, the February Letter Agreement (as defined below), as amended by the Letter Agreement (as defined below), the February Warrant (as defined below), the Penny Warrant (as defined below) and the Additional Warrant (as defined below), as High Trail SA purchased the 2020 Note and was issued the Penny Warrant and the Additional Warrant, and High Trail ON purchased the 2021 Note and the February Warrant.

In connection with the Securities Purchase Agreement, the Company also agreed, pursuant to the Securities Purchase Agreement, to prepare and file a registration statement with the SEC for the purpose of registering the Warrant Shares for resale. Under the Securities Purchase Agreement, the Company must file such registration statement with the SEC by June 30, 2021.

The foregoing summaries of the Securities Purchase Agreement, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the Securities Purchase Agreement, the form of Note and the form of Warrant that are filed herewith as Exhibits 10.2, 4.1 and 4.2, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with SEC.

A.G.P. / Alliance Global Partners acted as the exclusive placement agent in connection with the Private Placement.

Amendments to Securities Purchase Agreements and Warrants

On April 8, 2021, the Company entered into (i) an amendment to that certain Securities Purchase Agreement (the “December Securities Purchase Agreement”), dated as of November 30, 2020, by and between the Company and High Trail SA, and to that certain Securities Purchase Agreement (the “February Securities Purchase Agreement”), dated as of February 2, 2021, by and between the Company and High Trail ON (the “SPA Amendment”), (ii) an amendment (the “February Warrant Amendment”) to that certain Warrant to Purchase Common Stock issued by the Company to High Trail ON on February 2, 2021 (the “February Warrant”), (iii) an amendment (the “Penny Warrant Amendment”) to that certain Warrant to Purchase Common Stock issued by the Company to High Trail SA on February 9, 2021 (the “Penny Warrant”), and (iv) an amendment (the “Additional Warrant Amendment” and, together with the February Warrant Amendment and the Penny Warrant Amendment, the “Warrant Amendments”) to that certain Warrant to Purchase Common Stock issued by the Company to High Trail SA on February 9, 2021 (the “Additional Warrant”).

Pursuant to the December Securities Purchase Agreement, the Company issued and sold to High Trail SA, in a private placement transaction, the 2020 Note and a warrant to purchase up to an aggregate of 2,864,133 shares of Common Stock (the “December Warrant”). Pursuant to the February Securities Purchase Agreement, the Company issued and sold to High Trail ON, in a private placement transaction, the 2021 Note and the February Warrant. Pursuant to that certain Letter Agreement, dated as of February 9, 2021, by and between the Company and High Trail SA (the “February Letter Agreement”), High Trail SA exercised 980,000 shares of Common Stock subject to the December Warrant for an aggregate payment to the Company of $8,829,800, the Company and High Trail SA agreed to cancel the unexercised portion of the December Warrant in exchange for an aggregate payment by High Trail SA to the Company of $16,957,197 and the issuance by the Company to High Trail SA of the Penny Warrant and the Company agreed to issue to High Trail SA the Additional Warrant.

The SPA Amendment amends the December Securities Purchase Agreement and the February Securities Purchase Agreement to, among other things, allow for the issuance of the Notes and to waive certain rights of the Investors under the December Securities Purchase Agreement and the February Securities Purchase Agreement. The Warrant Amendments amend the February Warrant, the Penny Warrant and the Additional Warrant to amend the definition of “Black Scholes Value” in each warrant to provide that the expected volatility used in the Black Scholes Value shall equal 100% instead of the greater of 100% and the 100-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the trading day immediately following the public announcement of a Change of Control (as defined in each of the warrants), or, if the Change of Control is not publicly announced, the date the Change of Control is consummated.

The foregoing summaries of the SPA Amendment and the Warrant Amendments do not purport to be complete and are qualified in their entirety by reference to the copies of the SPA Amendment and each of the Warrant Amendments that are filed herewith as Exhibits 10.3, 4.3, 4.4 and 4.5, respectively.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of MidCap Credit Agreement

On April 8, 2021, the Company paid off all obligations owing under, and terminated, the Terminated Credit Agreement. Pursuant to the Terminated Credit Agreement, the Lenders previously provided a $25.0 million revolving credit facility to the Company. The Terminated Credit Agreement was secured by all of the Company’s assets, other than its intellectual property. The security interests and liens granted in connection with the Terminated Credit Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Pursuant to the Terminated Credit Agreement, upon the payment of the amounts outstanding under the Terminated Credit Agreement, the Company paid a prepayment fee and a payoff letter preparation fee in an aggregate amount equal to 4.3% of the then outstanding principal balance of the credit facility.

In connection with the Terminated Credit Agreement, the Company previously issued to MidCap Funding XXVIII Trust a warrant to purchase an aggregate of 44,871 shares of Common Stock on September 4, 2018 (the “MidCap Warrant”). The Company and MidCap Funding XXVIII Trust are also party to that certain Amendment No. 1 to the Registration Rights Agreement, dated as of March 2, 2019, by and among the Company and the investors party thereto, pursuant to which the Company agreed to file one or more registration statements with the SEC for the purpose of registering for resale the shares issuable upon exercise of the MidCap Warrant.

Exchange and Termination of the 2020 Note and the 2021 Note

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference into this Item 2.01.

On April 8, 2021, pursuant to the terms of the Securities Purchase Agreement, the Investors each exchanged the 2020 Note and the 2021 Note as consideration for the Notes. The Company then terminated the 2020 Note and the 2021 Note.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Notes is incorporated herein by reference into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in the first and second paragraphs under Item 1.02 regarding the repayment of the credit facility, the Terminated Credit Agreement and the prepayment fee and payoff letter preparation fee paid by the Company is hereby incorporated by reference in its entirety into this Item 2.04.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K regarding the Restricted Shares (as defined below) is incorporated herein by reference into this Item 3.02. The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference into this Item 3.02.

The Restricted Shares were offered and sold to High Trail SA on April 8, 2021 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. High Trail SA represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Restricted Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Restricted Shares have not been registered under the Securities Act, and the Restricted Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Notes, the Warrants, the shares of Common Stock issuable pursuant to the Notes and the Warrant Shares (collectively, the “Securities”) were offered and sold to the Investors on April 8, 2021 in a transaction exempt from registration under the Securities Act in reliance on Section 3(a)(9) or Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investors represented that they were each an “accredited investor,” as defined in Regulation D, and were acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

Letter Agreement

On April 8, 2021, prior to entering into the Securities Purchase Agreement for the Private Placement, the Company entered into a Letter Agreement (the “Letter Agreement”) with High Trail SA and High Trail ON, pursuant to which, among other things, (i) the Company and High Trail SA agreed to amend the terms of the February Letter Agreement to provide that the Company will prepare and file by June 30, 2021 a registration statement (the “Resale Registration Statement”) with the SEC for the purposes of registering for resale 980,000 shares issued upon the exercise of the December Warrant, the shares issuable upon exercise of the Penny Warrant and the Restricted Shares, (ii) the Company agreed to issue 130,000 shares of Common Stock to High Trail SA (the “Restricted Shares”), and (iii) High Trail SA and High Trail ON agreed to waive any Default or Event of Default (as such terms are defined in the 2020 Note or the 2021 Note) caused by the Company’s failure to file the Resale Registration Statement by March 26, 2021. The February Letter Agreement previously provided that the Company would prepare and file by March 26, 2021 the Resale Registration Statement with the SEC for the purposes of registering for resale 980,000 shares issued upon the exercise of the December Warrant and the shares issuable upon exercise of the Penny Warrant. Pursuant to the Letter Agreement, the Company issued the Restricted Shares to High Trail SA on April 8, 2021.

Private Placement Press Release

On April 9, 2021, the Company issued a press release regarding the Private Placement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Senior Secured Note due 2024.

4.2	Form of Warrant to Purchase Common Stock, dated April 8, 2021.

4.3	Amendment to Warrant to Purchase Common Stock issued on February 2, 2021, dated as of April 8, 2021.

4.4	Amendment to Warrant to Purchase Common Stock issued on February 8, 2021 (Penny Warrant), dated as of April 8, 2021.

4.5	Amendment to Warrant to Purchase Common Stock issued on February 8, 2021, dated as of April 8, 2021.

10.1+	Letter Agreement, dated April 8, 2021, by and among Mohawk Group Holdings, Inc., High Trail Investments SA LLC and High Trail Investments ON LLC.

10.2+	Securities Purchase and Exchange Agreement, dated as of April 8, 2021, by and among Mohawk Group Holdings, Inc., High Trail Investments SA LLC and High Trail Investments ON LLC.

10.3	Amendment of Securities Purchase Agreements, dated as of April 8, 2021, by and among Mohawk Group Holdings, Inc., High Trail Investments SA LLC and High Trail Investments ON LLC.

99.1	Press Release dated April 9, 2021.

+	Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: April 9, 2021	By:	/s/ Yaniv Sarig
Name: Yaniv Sarig
Title: President and Chief Executive Officer